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                                                                  EXHIBIT 10.01

               HOLLINGER/APC SHARE EXCHANGE AGREEMENT - AMENDMENT

THIS AGREEMENT, made this 18th day of March, 1997,

BETWEEN: HOLLINGER INC., a corporation continued under the laws of Canada ("HOLLINGER"),

AND: HOLLINGER INTERNATIONAL INC., a corporation incorporated under the laws of Delaware ("INTERNATIONAL").

WHEREAS, Hollinger is contemplating a reorganisation of certain shareholdings and debt obligations of certain of Hollinger's subsidiaries (the "Southam Consolidation");

WHEREAS, Hollinger and International (formerly "American Publishing Company") concluded an agreement dated as of July 19, 1995 (the "Hollinger/APC Share Exchange Agreement") providing for the acquisition by International from Hollinger of all of Hollinger's indirect interest in Telegraph Group Limited (formerly The Telegraph plc) in exchange for, among other things, 739,500 Series A Redeemable Convertable Preferred Shares of International ("International Series A Preferred Stock");

WHEREAS, Hollinger and First DT Holdings Inc. ("FDTH") concluded an agreement dated as of July 19, 1995 (the "HTH/FDTH Share Exchange Agreement") providing for the acquisition by FDTH from Hollinger of all of Hollinger's right, title and interest in and to 129,324,500 common shares in the capital of Hollinger-Telegraph Holdings Inc. beneficially owned by Hollinger (the "HTH Shares");

WHEREAS, pursuant to various corporate reorganisations, all of FDTH's rights and obligations under the HTH/FDTH Share Ehchange Agreement have been transferred to and assumed by Hollinger Canadian Publishing Holdings Inc. ("HCPH");

WHEREAS, Hollinger and International have ongoing rights and obligations under, and there are provisions relating to the redemption of International Series A Preferred Stock set forth in, Sections 5(iii) through (vi) of the Hollinger/APC Share Exchange Agreement which relate, in part, to the delivery to HCPH of stock certificates representing some or all of the HTH Shares;

WHEREAS, pursuant to the terms of the proposed Southam Consolidation, among other things, HTH Shares pledged to and registered in the name of the Montreal Trust Company of Canada (the "Trustee") in its capacity as trustee under the Trust Indenture dated December 1, 1993 relating to the 7% Southam-Linked Debentures (the "Debentures") of Hollinger due November 1, 1998 (the "Pledge") will be released, 5,874,282 common shares in the capital of Southam Inc. ("Southam") will be pledged to the Trustee pursuant to the Pledge (the "Southam Shares") and HTH will be dissolved;

AND WHEREAS, the parties hereto have determined that it is in their best interests to amend the HTH/FDTH Share Exchange Agreement as provided for herein to account for the dissolution of HTH and the Southam Consolidation;

NOW, THEREFORE, in consideration of the premises, the agreements and the covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:


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1.       Capitalized terms used herein which are not otherwise defined in this
         Amendment have the same meanings as are ascribed to them in the Hollinger/APC Share Exchange Agreement.

2. The parties' respective rights and obligations under, and the provision relating to the redemption of International Series A Preferred Stock pursuant to, Sections 5(h)(iii) through (vi) of the Hollinger/APC Share Exchange Agreement are amended as provided for herein.

3. Hollinger agrees that, so long as any of the Southam Shares are subject to the Pledge, Hollinger shall not:

         (a) undertake, approve, consent or take any action in furtherance of any plan, scheme, transaction or series of transactions which would result in any breach or violation of, or default under, the Pledge; or

         (b) redeem, or attempt to cause the redemption of, any International Series A Preferred Stock except in accordance with the terms set forth in Exhibit A attached to the Hollinger/APC Share Exchange Agreement and the provisions of
                  Section 7, below.

4. So long as any of the Southam Shares are subject to the Pledge, International shall use its reasonable commercial efforts not to take any action, without the consent of Hollinger, which itself would constitute an event of default by Hollinger under the Pledge resulting in an acceleration of the maturity of the debentures issued pursuant to the Pledge.

5.       Hollinger agrees that:

         (a) prior to April 1, 1999, Hollinger upon five days' notice to HCPH (with a copy to International) may from time to time deliver to HCPH stock certificates representing some or all of the Southam Shares, and on or before April 1, 1999, Hollinger shall deliver to HCPH stock certificates representing all of the Southam Shares not previously delivered to HCPH; and

         (b) notwithstanding paragraph 5(a) hereof, HCPH may at any time, on not less than 30 days' written demand, require Hollinger to deliver to HCPH stock certificates representing some or all of the Southam Shares;

         in each case free and clear of the Pledge and all Encumbrances whatsoever, together with:

         (c) a certificate signed on behalf of Hollinger by the Vice-President, Finance and Treasury of Hollinger substantially in the form attached as Exhibit D to the Hollinger/APC Share Exchange Agreements;

         (d) the legal opinion of counsel to Hollinger substantially in the form attached as Exhibit E to the Hollinger/APC Share Exchange Agreement.

6. The parties agree that HCPH shall not be required to accept delivery of any Southam Shares if HCPH, International or any subsidiary of International has notice of any adverse claim or interest with respect to the ownership thereof or of any Encumbrance with respect thereto or if Hollinger has not otherwise complied with its obligations under
         Section 5 hereof.

         International acknowledges the delivery of: (i) 250,000 common shares in the capital of Southam to FDTH on the closing date under the HTH/FDTH Share Exchange Agreement, and (ii) an additional 1,270,718 common shares in the capital of Southam to HCPH in connection with the retirement by Hollinger of C$22,238,452.00 principal amount of Debentures in December, 1996 and the resulting release by the Trustee of 23,000,000 HTH Shares.

7. If the International Series A Preferred Stock is redeemed in whole or in part at the option of Hollinger, the maximum number of shares of International Series A Preferred Stock that may be so redeemed shall be determined by the formula:

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                      S
         X = ---------------------  - P
               Applicable Factor

         where:

         X = the maximum number of shares that may be redeemed at such time pursuant to this Amendment;

         S = the number of Southam common shares delivered or deemed to have been delivered to HCPH on or prior to such redemption date in accordance with this Amendment; and

         P = the number of shares of International Series A Preferred Stock redeemed prior to such redemption date pursuant to this Amendment.

         For purposes of this Section 7, the "APPLICABLE FACTOR" shall initially have a value of 10, which shall be adjusted from time to time as follows. If Southam shall pay a dividend, or make a distribution, on its common shares in the form of capital stock of the same or another corporation (other than a stock dividend payable by Southam in lieu of an ordinary course cash dividend), or subdivide its outstanding common shares into a greater number of common shares, or combine its outstanding common shares into a smaller number of common shares, or effect a reorganization or reclassification of its capital stock, or amalgamate, enter into an arrangement or consolidation or merge with or into another entity (other than an amalgamation, arrangement, consolidation or merger which does not result in a reclassification or change of the outstanding Southam common shares), the value of the Applicable Factor relating to Southam common shares deemed to be delivered to HCPH after such action shall be adjusted (to the nearest 1/100 of a whole number) so that the maximum number of shares of International Series A Preferred Stock that Hollinger or a permitted transferee shall be entitlted to redeem pursuant to this
         Section 7 after such action shall be the same as such number of shares prior to such action.

         The previous paragraph of this Section 7 shall be applied without duplication.

8. Hollinger agrees to cause any transferee of International Series A Preferred Stock (whether by means of a transfer or other disposition permitted under Section 11 of Exhibit A attached to the Hollinger/APC Share Exchange Agreement or as a result of any merger, consolidation, amalgamation, or sale, lease, transfer, assignment or other dispostion of all or any significant portion of its properties or assets) to agree in writing to be bound by the provisions of this Amendment and to provide a copy of that agreement in writing to International.

9. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware. Each party hereto submits to the non-exclusive jurisdiction of the courts of competent jurisdiction of the State of Delaware in connection with any dispute arising out of or related to this Agreement.

10. This Amendment may be executed in one or more counterparts none of which need contain the signatures of all parties, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

11. This Agreement constitutes the entire understanding among the parties hereto with respect to the amendment of Sections 5(h)(iii) through
         (vi) of the Hollinger/APC Share Exchange Agreement and supersedes all prior discussions, negotiations, agreements and understandings (both written and oral) between the parties with respect to the subject matter set out herein.

12. As amended hereby, the Hollinger/APC Share Exchange Agreement is hereby reaffirmed, approved and confirmed in every respect, and remains in full force and effect with such changes as are required to be made thereto in order to take account of the Southam Consolidation, including the substitution of the Southam Shares for the HTH Shares under the Pledge and the dissolution of HTH, and to give effect to the amendments to that agreement set forth herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    HOLLINGER INC.

                                    By:
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                                             Charles G. Cowan
                                             Vice-President and Secretary

                                    HOLLINGER INTERNATIONAL INC.

                                    By:
                                         -------------------------------------
                                             Kenneth L. Serota
                                             Vice President-Law and Finance and
                                             Secretary

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